UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2010
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DIGITAL ALLY, INC.
(Exact Name of Registrant as Specified in Charter)

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Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7311 W. 130th Street, Suite 170, Overland Park, KS 66213
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 4, 2010, the Compensation Committee of the Board of Directors determined to restore the annual base salaries of the executive officers for fiscal 2010 to their original levels.  In January 2009 the executive officers voluntarily agreed to defer 25% of their annual base salaries in 2009 pending the achievement of certain revenue goals in that year. The Committee took such action based on its review of the executive officers' performances and the Company's turnaround in operating results during 2009. As a result, the annual base salary of  Stanton E. Ross, President and Chief Executive Officer, returned to its 2008 level because there was no change in it for 2009.  The other executive officers affected are Kenneth L. McCoy, Vice President of Sales and Marketing,  Thomas J. Heckman, Chief Financial Officer, Treasurer and Secretary,  Steven Phillips, Vice President of Engineering, Edward E. Smith, Vice President of Operations, and Michael Caulfield, Vice President of Corporate Development, all of whose annual base salaries returned to their original 2009 levels of  $250,000 each.

The Committee also granted Stanton E. Ross 69,204 shares of restricted common stock and granted each of the other executive officers 22,838 shares of restricted common stock. The foregoing shares will vest on January 4, 2011 if the executive officer remains employed with the Company at such point.

Finally, the Committee determined that each of the executive officers would be eligible for the following bonuses in 2010 based on his performance throughout the year: Stanton E. Ross - $100,000; and Kenneth L. McCoy, Thomas J. Heckman, Steven Phillips, Edward E. Smith and Michael Caulfield - $50,000 each. The Committee will review each executive officer's performance on a quarterly basis and determine what, if any, portion of the bonus he has earned as of such point.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 8, 2010

Digital Ally, Inc.

By:  /s/ Stanton E. ROSS

Name:  Stanton E. Ross
Title:  President and Chief Executive Officer